UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2026
Date of report (Date of earliest event reported)

USA Compression Partners, LP
(Exact Name of Registrant as Specified in its charter)

Texas	1-35779	75-2771546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road, Suite 300
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 545-0440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	USAC	Texas Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On October 1, 2026, USA Compression Partners, LP, a Texas limited partnership (the “Partnership”), together with certain of its subsidiaries consummated several internal reorganization transactions. In connection with the internal reorganization transactions, the Partnership issued 34,467,347 newly created Class A units representing limited partner interests in the Partnership (the “Class A Units”) to J-W Energy Company, a Texas corporation and an indirect wholly owned subsidiary of the Partnership (“J-W Energy”), as consideration for the contribution by J-W Energy to the Partnership of all of J-W Energy’s interests in a wholly owned subsidiary of J-W Energy. The Class A Units were valued at $26.7206 per Class A Unit (the “Class A Unit Issue Price”), based on the volume-weighted average price of the Partnership’s common units representing limited partner interests in the Partnership (“Common Units”) for the 15-day trading period ending on September 25, 2026. The Class A Units are not convertible or exchangeable into Common Units or any other units of the Partnership, are not redeemable and will not be traded on any public securities market.
The Class A Units were issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 1, 2026, USA Compression GP, LLC, a Texas limited liability company and the general partner of the Partnership, entered into Amendment No. 1 to the Agreement of Limited Partnership of the Partnership, dated as of July 6, 2026 (as amended, the “Partnership Agreement” and such amendment, the “LPA Amendment”). The LPA Amendment reflects the establishment and issuance of the Class A Units.
The Class A Units: (i) are not convertible or exchangeable into Common Units or any other units of the Partnership and are non-redeemable; (ii) are entitled to receive distributions of available cash of the Partnership (other than available cash attributable to any distribution or dividend received by the Partnership from J-W Energy or its subsidiaries (the “J-W Group”), the proceeds of any sale of the capital stock of any member of the J-W Group or any interest payments received by the Partnership with respect to indebtedness of any member of the J-W Group), at a fixed rate equal to 9.25% per annum (2.3125% per quarter) of the Class A Unit Issue Price; (iii) do not have the right to vote on any matter except as otherwise required by law or the Partnership Agreement; (iv) will not be allocated any items of income, gain, loss, deduction or credit attributable to the Partnership’s ownership of the J-W Group or the Partnership’s ownership of any indebtedness of any member of the J-W Group (the “J-W Group Items”); (v) will be allocated, for each taxable period, items of gross income, gain, loss or deduction (other than J-W Group Items and depreciation, amortization and cost recovery deductions) until the cumulative amount of such items allocated to the Class A Units equals the cumulative amount of distributions made on the Class A Units; (vi) will be allocated depreciation, amortization and cost recovery deductions (other than from J-W Group Items) as if the Class A Units were Common Units; (vii) will be allocated net termination gain (other than from J-W Group Items) until the capital account of each Class A Unit equals the Class A Unit Issue Price and, if the capital account of each Common Unit is equal to or greater than the Class A Unit Issue Price, 1% of aggregate net termination gain (other than from J-W Group Items); and (viii) will be allocated net termination loss (other than from J-W Group Items) until the capital account of each Class A Unit has been reduced to zero.
The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Amendment No. 1, dated as of October 1, 2026, to the Agreement of Limited Partnership of USA Compression Partners, LP, dated as of July 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	October 5, 2026	By:	/s/ Christopher W. Porter
Christopher W. Porter
Senior Vice President, General Counsel and Secretary